Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports Second Quarter 2010 Results

Waco, Texas   August 10, 2010……….

Highlights:

•                  FirstCity reported second quarter 2010 earnings of $8.1 million or $0.80 per diluted share.

•                  FirstCity invested $50.7 million during the quarter, consisting of $28.1 million of portfolio assets and $22.6 million in non-portfolio debt and equity investments.

•                  FirstCity reported continued earning asset growth of $13.4 million for the second quarter of 2010 — as total earning assets grew to $387.7 million at June 30, 2010.

Overview of Second Quarter 2010

FirstCity reported net earnings of $8.1 million for the second quarter of 2010 (“Q2 2010”), compared to $7.7 million reported for the second quarter of 2009 (“Q2 2009”). The Company recorded diluted net earnings per common share of $0.80 in Q2 2010, compared to $0.76 of diluted net earnings per common share for the same period last year.

James T. Sartain, President and CEO of FirstCity, said, “I am very pleased with the strong financial results we reported for the quarter. We continue to enhance the future earnings power of our servicing platform by implementing a “fees for services and performance” strategy. This initiative, as well as our continued pursuit of strategic investment opportunities available in the marketplace, will deliver long-term sustainable growth for the company.”

During Q2 2010, FirstCity and its investment partners jointly acquired $141.6 million of domestic portfolio assets with a face value of $251.0 million — of which FirstCity’s investment acquisition share was $28.1 million. FirstCity’s non-portfolio investments in Q2 2010 included $5.4 million of SBA loan advances and originations; $8.1 million of debt and equity investments in privately-held middle-market companies; $6.6 million of equity investments in foreign partnerships; and $2.5 million of other debt and equity investments.

The Company’s unrealized future gross profit associated with its core portfolio asset business assets totaled $151.5 million at June 30, 2010. Unrealized future gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 11 of this release for a reconciliation of this measure with the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles.

Items impacting comparability of results for Q2 2010 with previous results are as follows:

Total assets of FirstCity at the end of Q2 2010 totaled $466.0 million compared to $453.5 million at the end of March 2010. The Company’s earning assets experienced a corresponding increase to $387.7 million at the end of June 2010 compared to $374.3 million at the end of March 2010 as a result of its Q2 2010 investment activity.

(more)

Revenues in Q2 2010 increased to $43.1 million compared to $20.7 million in Q2 2009. The Company’s revenues in Q2 2010 included $14.6 million of income and gains from Portfolio Assets, $1.5 million of interest income and gains from loans receivable, $1.7 million of fee income attributable to our loan servicing platform; $3.3 million gain from an investment security sale; and $20.4 million of consolidated revenues from our railroad, manufacturing and coal mine subsidiaries. FirstCity’s holdings in earning assets increased to $387.7 million at the end of Q2 2010 from $383.2 million at the end of Q2 2009.

Revenues in Q2 2010 increased as a result of the $3.3 million investment security gain; $13.1 million of revenue from our newly-consolidated coal mine operation (we increased our stake in the coal mine subsidiary to a controlling interest from a noncontrolling interest in Q2 2010); and $6.1 million of consolidated revenue from our manufacturing subsidiary in Q2 2010 (acquired in December 2009). On June 30, 2010, the manufacturing subsidiary’s operating agreement was amended, with consent of all owners, and the change resulted in the Company ceasing to have a controlling interest, but retaining a noncontrolling interest, in the manufacturing entity. As such, beginning July 1, 2010, the Company will record its share of the manufacturing subsidiary’s net earnings as “equity in earnings of unconsolidated subsidiaries” (instead of reporting the subsidiary’s consolidated results of operations).

The Company recorded net impairment provisions of $3.2 million during Q2 2010 compared to $2.0 million in Q2 2009. The provisions in Q2 2010 were recorded primarily to reflect changes in management’s estimates as to the timing and amount of projected future collections and declines in domestic real estate values. The global distribution of Q2 2010 net impairment provisions included $2.3 million for domestic assets, $0.2 million related to Latin American assets, and $0.7 million related to European assets. Net provisions in Q2 2010 were split between consolidated assets ($2.6 million) and FirstCity’s share of net provisions from unconsolidated subsidiaries ($0.6 million).

The Company’s share of foreign currency transaction losses from its consolidated and unconsolidated foreign operations was $0.6 million for Q2 2010, compared to $2.2 million of foreign currency transaction gains for the same period in 2009.

Equity in earnings of unconsolidated subsidiaries was $1.8 million in Q2 2010 compared to $1.2 million for Q2 2009. This favorable increase in equity earnings was due to additional equity earnings of $2.4 million and $0.6 million reported by our special situations platform subsidiaries and foreign servicing entities, respectively, in Q2 2010 compared to Q2 2009; off-set partially by $2.4 million of lower equity earnings reported by our domestic and foreign acquisition partnerships in Q2 2010 compared to Q2 2009.

In Q2 2010, the Company also recognized a $4.8 million gain attributable to the transaction that resulted in the Company obtaining a controlling financial interest in its coal mine subsidiary. The Company owned a noncontrolling interest in this entity prior to the transaction. Under business combination accounting guidance, FirstCity recorded the coal mine subsidiary’s assets and liabilities at fair value and re-measured its previously-held noncontrolling interest in the coal mine subsidiary to fair value on the date control was obtained — which resulted in the Company’s recognition of the gain.

Selected financial data for Q2 2010:

The Company’s total operating costs and expenses (excluding provision, interest and income tax expenses) increased to $31.2 million for Q2 2010 from $9.6 million in Q2 2009, primarily due to $6.0 million of consolidated costs and expenses from our manufacturing subsidiary in Q2 2010 (refer to discussion above); $13.3 million of costs and expenses from our newly-consolidated coal mine subsidiary (refer to discussion above); and $0.6 million of consolidated foreign currency exchange losses recorded in Q2 2010 compared to $0.9 million of such gains in the same period a year ago — which is a $1.5 million unfavorable swing.

Total interest expense was $3.8 million in Q2 2010 and $3.6 million in Q2 2009. FirstCity’s average debt holdings were $310.0 million at an average cost of funds of 4.9% for Q2 2010, compared to its average debt holdings of $302.5 million at an average cost of funds of 4.8% for Q2 2009.

The Company recorded $1.2 million of income tax expense in Q2 2010 compared to $0.4 million of income tax expense in Q2 2009. The $0.8 million of additional income tax expense in Q2 2010 is attributable primarily to income tax expense associated with our foreign consolidated operations.

Other Corporate Matters

Credit Facilities Renewal with Bank of Scotland and BoS(USA) (collectively, “Bank of Scotland”)

As reported in our June 30, 2010 news release and in our Current Report on Form 8-K filed with the SEC on July 1, 2010, FirstCity and Bank of Scotland reached agreement and closed on a $268.6 million Reducing Note Facility Agreement (“Reducing Note Facility”) that allows for repayment to Bank of Scotland over time as cash flows from the underlying assets securing the loan facility are realized. The Company’s outstanding indebtedness and existing letter of credit obligations under its then-existing loan facilities with Bank of Scotland were refinanced into the Reducing Note Facility. The primary terms of this note facility are as follows:

•                  Scheduled amortization of $268.6 million over 3 years ($43.6 million in the first year, $80.0 million in the second year, $65.0 million in the first nine months of the third year, and $80.0 million at maturity), with interest at LIBOR + 3.5% (LIBOR floor of 1.0%);

•                  Repayment will be supported by the cash flows from assets and equity investments of the Company’s existing subsidiaries that were pledged to secure its then-existing loan facilities with Bank of Scotland when the debt was refinanced into the Reducing Note Facility;

•                  FirstCity’s existing loan facilities with Bank of Scotland are capped and Bank of Scotland has no further obligation to fund, except for draws on outstanding letters of credit in the amount of $22.35 million that are included in the amount of the note facility;

•                  FirstCity will receive unencumbered cash of 20% of the monthly net cash flows (i.e. cash “leak-through”), up to $25.0 million, after (a) payment to Bank of Scotland of interest and fees; and (b) payment of a scheduled overhead allowance to FirstCity of $38.9 million over 3 years ($1.50 million per month for the first year, $1.03 million per month for the second year, and $0.70 million per month for the third year);

•                  FirstCity provided a limited guaranty for the repayment of the indebtedness under the note facility to a maximum amount of $75.0 million; and

•                  FirstCity will be required to maintain a minimum tangible net worth of $60.0 million.

At closing, FirstCity had in excess of $45.0 million in unencumbered cash and portfolio assets, which combined with (1) the unencumbered cash leak-through of up to $25.0 million; (2) the overhead allowance of $38.9 million; and (3) management’s estimation of residual cash flows of $70.0 million from the pledged investments after full repayment of the Bank of Scotland debt, will potentially provide the Company in excess of $178.0 million in unencumbered cash and assets to fund future investments and operations.

FC Investment Holdings Corporation (a newly-formed wholly-owned subsidiary of FirstCity) and its current and future subsidiaries, or other entities in which such subsidiaries own any equity interest, are not subject to, do not guaranty and do not provide security interests in their assets, to secure the Reducing Note Facility. Further details about the structure and terms of the Reducing Note Facility are included in the above-mentioned press release and Current Report on Form 8-K.

Investment and Securities Purchase Agreements with Värde Investment Partners, L.P. (“Värde”)

As reported in the same June 30, 2010 news release and Current Report on Form 8-K filed with the SEC on July 1, 2010 mentioned above, FirstCity and Värde entered into an Investment Agreement whereby Värde may invest up to $750 million, at its discretion, alongside FirstCity in distressed loan portfolios and similar investment opportunities, subject to the terms and conditions contained in the agreement. The primary terms of the Investment Agreement are as follows:

•                  FirstCity will act as the exclusive servicer for the investment portfolios;

•                  FirstCity will provide Värde with a “right of first refusal” with regard to distressed asset investment opportunities in excess of $3 million sourced by FirstCity;

•                  FirstCity, at its determination, will co-invest between 5%-25% in each investment;

•                  FirstCity will receive a $200,000 monthly retainer in exchange for its services and commitments;

•                  FirstCity will receive a base servicing fee (based on investment portfolio collections) and will be eligible to receive additional incentive-based servicing fees (depending on the performance of the portfolios acquired); and

•                  FirstCity will be eligible to receive incentive-based management fees (depending on the aggregate amount and performance of the portfolios acquired).

The cash flows from the assets and equity interests from the Company’s investments under the Investment Agreement are not subject to the security interest requirements of Bank of Scotland’s Reducing Note Facility described above.

In addition, under terms of a Securities Purchase Agreement entered into between FirstCity and Värde, FirstCity issued and sold 150,000 shares of its common stock to Värde at a price of $5.93 per share in Q2 2010. Further details about the structure of the Investment Agreement with Värde and the terms of the Investment and Securities Purchase Agreements are included in the above-mentioned press release and Current Report on Form 8-K.

Conference Call

A conference call will be held on Tuesday, August 10, 2010 at 9:00 a.m. Central Time to discuss second quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Second Quarter 2010 Conference Call
Date:	Tuesday, August 10, 2010
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-329-9097
	International	617-614-4929

	Pass code	56501119

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including FirstCity’s continued need for financing; availability of FirstCity’s credit facilities; FirstCity’s ability to obtain additional financing from Bank of Scotland or any other lender; and other risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Finance and Servicing:
Servicing fees	$1,743	$2,403	$3,746	$4,795
Income from Portfolio Assets	14,622	14,077	26,085	23,120
Gain on sale of SBA loans held for sale, net	163	610	163	610
Gain on sale of investment security	3,250	—	3,250	—
Interest income from SBA loans	313	295	581	641
Interest income from loans receivable - affiliates	773	939	1,727	1,862
Interest income from loans receivable - other	229	364	361	793
Other income	1,565	1,118	2,696	1,998
	22,658	19,806	38,609	33,819
Manufacturing, Railroad and Coal Mine:
Operating revenues - manufacturing	6,107	—	10,466	—
Operating revenues - railroad	1,192	705	2,457	1,452
Operating revenues - coal mine	13,100	—	13,100	—
Other	4	150	4	1,070
	20,403	855	26,027	2,522
Total revenues	43,061	20,661	64,636	36,341
Costs and expenses:
Finance and Servicing:
Interest and fees on notes payable to banks and other	3,334	3,125	6,376	6,134
Interest and fees on note payable to affiliate	400	444	792	877
Salaries and benefits	6,001	5,796	11,072	10,607
Provision for loan and impairment losses	2,625	677	4,327	1,783
Asset-level expenses	2,103	1,417	3,724	2,654
Other	3,306	1,903	6,502	4,949
	17,769	13,362	32,793	27,004
Manufacturing, Railroad and Coal Mine:
Cost of revenues and operating costs - manufacturing	5,952	—	10,788	—
Cost of revenues and operating costs - railroad	627	535	1,233	1,026
Cost of revenues and operating costs - coal mine	13,295	—	13,295	—
	19,874	535	25,316	1,026
Total costs and expenses	37,643	13,897	58,109	28,030
Earnings before other revenue and income taxes	5,418	6,764	6,527	8,311
Equity in earnings of unconsolidated subsidiaries	1,816	1,198	4,045	1,052
Gain on business combinations	4,838	1,455	5,729	1,455
Earnings before income taxes	12,072	9,417	16,301	10,818
Income tax expense	1,205	440	719	849
Net earnings	10,867	8,977	15,582	9,969
Less: net income attributable to noncontrolling interests	2,802	1,231	7,416	1,579
Net earnings attributable to FirstCity	$8,065	$7,746	$8,166	$8,390

Basic earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.81	$0.79	$0.82	$0.85
Weighted average common shares outstanding	10,009	9,832	10,000	9,832

Diluted earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.80	$0.76	$0.81	$0.84
Weighted average common shares outstanding	10,117	10,135	10,101	9,983

Selected Balance Sheet Data

(Dollars in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Cash and cash equivalents	$50,573	$80,368
Restricted cash	1,641	1,364
Earning assets:
Portfolio Asset Acquisition and Resolution assets:
Domestic	253,784	225,406
Latin America	40,161	41,248
Europe	47,573	57,888
Special Situations Platform assets	46,162	41,688
Service fees receivable and other assets	26,080	17,112
Total assets	$465,974	$465,074

Notes payable to banks and other	$305,561	$305,888
Note payable to affiliate	7,760	7,838
Other liabilities	30,099	26,077
Total liabilities	343,420	339,803
Total equity	122,554	125,271
Total liabilities and equity	$465,974	$465,074

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Summary Operating Statement Data for Each Segment
Portfolio Asset Acquisition and Resolution segment:
Revenues	$21,813	$18,969	$36,535	$32,266
Equity in net earnings of unconsolidated subsidiaries	10	1,840	1,193	855
Gain on business combinations	—	1,455	891	1,455
Costs and expenses	(13,123)	(9,805)	(23,249)	(20,178)
Operating contribution before provision for loan and impairment losses	8,700	12,459	15,370	14,398
Provision for loan and impairment losses, net	2,057	(290)	3,158	816
Net income attributable to noncontrolling interests	(1,595)	(1,611)	(6,071)	(1,528)
Operating contribution, net of direct taxes	$5,048	$11,138	$6,141	$12,054

Special Situations Platform segment:
Revenues	$21,202	$1,575	$28,012	$3,913
Equity in earnings (loss) of unconsolidated subsidiaries	1,806	(642)	2,852	197
Gain on business combinations	4,838	—	4,838	—
Costs and expenses	(20,808)	(1,478)	(27,210)	(2,887)
Operating contribution before provision for loan and impairment losses	7,038	(545)	8,492	1,223
Provision for loan and impairment losses	568	967	1,169	967
Net loss (income) attributable to noncontrolling interests	(1,207)	380	(1,345)	(51)
Operating contribution (loss), net of direct taxes	$5,263	$(1,132)	$5,978	$205

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in earnings of investments by region:
Domestic	$15,828	$15,785	$24,209	$25,518
Latin America	2,908	4,355	4,693	5,274
Europe	3,087	661	8,826	2,313
Canada	—	8	—	16
Total	$21,823	$20,809	$37,728	$33,121

Revenues and equity in earnings of investments by source:
Equity in earnings of unconsolidated subsidiaries	$10	$1,840	$1,193	$855
Income from Portfolio Assets	14,622	14,077	26,085	23,120
Servicing fees	1,743	2,403	3,746	4,795
Gain on Sale of Investment Securities	3,250	—	3,250	—
Gain on sale of SBA loans held for sale, net	163	610	163	610
Interest income from SBA loans	313	295	581	641
Interest income from loans receivable - affiliates	459	553	936	1,089
Interest income from loans receivable - other	—	207	—	414
Other	1,263	824	1,774	1,597
Total	$21,823	$20,809	$37,728	$33,121

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity in earnings (loss) of unconsolidated subsidiaries	$1,806	$(642)	$2,852	$197
Interest income from loans receivable	543	544	1,152	1,152
Operating revenue - railroad	1,192	705	2,457	1,452
Operating revenue - manufacturing	6,107	—	10,466	—
Operating revenue - coal mine	13,100	—	13,100	—
Other	260	326	837	1,309
Total	$23,008	$933	$30,864	$4,110

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	89	82
Domestic, Special Situations Platform segment	29	25
Latin America	118	127
Corporate	30	31
Total personnel	266	265

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

	Portfolio Purchases					FirstCity	FirstCity Investment
			Latin		FirstCity	Investment	in Special
	Domestic	Europe	America	Total	Investment	in Other	Situations	Total
2010
2nd Quarter	$141,566	$—	$—	$141,566	$28,122	$14,482	$8,107	$50,711
1st Quarter	18,114	—	—	18,114	14,605	9,005	4,790	28,400
Total Year 2010	$159,680	$—	$—	$159,680	$42,727	$23,487	$12,897	$79,111
2009
4th Quarter	$14,608	$—	$—	$14,608	$13,188	$5,903	$3,370	$22,461
3rd Quarter	48,659	—	—	48,659	21,000	2,403	3,481	26,884
2nd Quarter	67,085	—	—	67,085	48,559	19,149	3,164	70,872
1st Quarter	70,238	—	—	70,238	64,907	6,418	2,400	73,725
Total Year 2009	$200,590	$—	$—	$200,590	$147,654	$33,873	$12,415	$193,942
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$141,566	$67,085	$159,680	$137,323
Latin America	—	—	—	—
Europe	—	—	—	—
Total	$141,566	$67,085	$159,680	$137,323

	Purchase	FirstCity’s
	Price	Investment
Historical acquisitions of Portfolios - annual:
First six months of 2010	$159,680	$42,727
2009	200,590	147,654
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405

	June 30,	December 31,
	2010	2009
Portfolio acquisition and resolution assets by region:
Domestic	$253,784	$225,406
Latin America	40,161	41,248
Europe	47,573	57,888
Total	$341,518	$324,542

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
	Investment	Debt	Equity	Total
Historical investments - annual:
First six months of 2010	$13,416	$8,650	$4,247	$12,897
2009	20,058	12,023	392	12,415
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$19,041	$13,928	$16,599	$14,366
Domestic, Special Situations Platform segment	3,921	1,529	3,095	1,329
Latin America	17,164	17,484	17,299	17,783
Europe	6,187	12,754	7,199	12,989
Europe-Servicing subsidiaries	25,599	22,596	25,415	22,356
Latin America-Servicing subsidiaries	1,863	2,929	2,182	2,960
Total	$73,775	$71,220	$71,789	$71,783

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$(95)	$515	$37	$516
Domestic, Special Situations Platform segment	1,806	(642)	2,852	197
Latin America	165	1,391	45	(253)
Europe	(345)	227	(965)	979
Europe-Servicing subsidiaries	378	(89)	2,801	80
Latin America-Servicing subsidiaries	(93)	(204)	(725)	(467)
Total	$1,816	$1,198	$4,045	$1,052

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$225,098	$213,933	$215,904	$190,798
Domestic, Special Situations Platform segment	28,785	30,344	28,366	29,557
Latin America	18,393	19,183	18,438	19,413
Europe	15,824	15,644	17,256	14,196
Canada	—	175	—	196
Total	$288,100	$279,279	$279,964	$254,160

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$11,586	$14,218	$19,492	$22,990
Domestic, Special Situations Platform segment	543	544	1,152	1,152
Latin America	1,058	1,111	1,636	1,887
Europe	2,913	405	6,637	981
Canada	—	8	—	16
Total	$16,100	$16,286	$28,917	$27,026

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$74	$501	$295	$1,031
Average servicing fee	2.9%	5.0%	3.7%	7.2%
Latin American partnerships:
Servicing fee revenue	$1,523	$1,722	$3,245	$3,458
Average servicing fee %	17.9%	43.7%	24.6%	41.9%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$1,597	$2,223	$3,540	$4,489
Average servicing fee %	14.5%	16.0%	16.8%	19.8%
Service Fees-SBA loans:	$146	$180	$206	$306
Total Service Fees	$1,743	$2,403	$3,746	$4,795

Collections:
Domestic partnerships	$2,530	$9,928	$7,874	$14,375
Latin American partnerships	9,951	5,772	16,102	11,862
European partnerships	2,045	6,314	9,929	15,378
Partnership collections	14,526	22,014	33,905	41,615
Domestic consolidated	27,555	50,329	59,068	79,194
Latin American consolidated	917	899	1,192	1,336
European consolidated	5,470	462	10,706	1,624
Consolidated collections	33,942	51,690	70,966	82,154
Total collections	$48,468	$73,704	$104,871	$123,769

Servicing portfolio (face value) at period end:
Domestic	$915,597	$775,307
Latin America	1,439,153	1,019,685
Europe	1,245,119	1,698,442
Total	$3,599,869	$3,493,434

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	June 30, 2010
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$527	$4,760	$105,765	$56,316	$1,685	$—	$32,339	$201,392

France	—	1,018	4,068	7	—	1,957	—	7,050

Germany	—	—	2,911	—	—	—	—	2,911

Mexico	—	—	—	10,033	—	—	—	10,033

Total	$527	$5,778	$112,744	$66,356	$1,685	$1,957	$32,339	$221,386

	December 31, 2009
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$42,385	$5,323	$42,125	$78,165	$2,770	$—	$26,438	$197,206

France	—	1,555	—	7,648	—	2,305	—	11,508

Germany	5,225	—	—	—	—	—	—	5,225

Mexico	—	—	—	10,445	—	—	—	10,445

Total	$47,610	$6,878	$42,125	$96,258	$2,770	$2,305	$26,438	$224,384

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net earnings to common stockholders	$8,065	$7,746	$8,166	$8,390
Foreign currency gains (losses), net:
Euro	(549)	381	(949)	(60)
Mexican Peso	(9)	1,762	(3)	311
Argentine Peso	(7)	(8)	(12)	(49)
Chilean Peso	(14)	79	(67)	203

Exchange rate at valuation date:
Euro	0.82	0.71
Mexican Peso	12.66	13.20
Argentine Peso	3.94	3.80
Chilean Peso	550.66	539.98

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

June 30, 2010

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2008	12/31/2009	6/30/2010
Domestic	$153,148	190,541	208,307
Europe	29,555	32,665	22,272
Latin America	29,867	27,473	24,472
Total	$212,570	250,679	255,051

	Estimated Remaining Collections (2)
	12/31/2008	12/31/2009	6/30/2010
Domestic	$217,347	276,018	302,259
Europe	39,341	50,328	36,416
Latin America	78,211	70,398	67,839
Total	$334,899	396,744	406,513

	Estimated Unrealized Gross Profit (3)
	12/31/2008	12/31/2009	6/30/2010
Domestic	$64,199	85,476	93,952
Europe	9,787	17,663	14,144
Latin America	48,344	42,925	43,366
Total	$122,329	146,064	151,462

	Estimated Unrealized Gross Profit %
	12/31/2008	12/31/2009	6/30/2010
Domestic	29.54%	30.97%	31.08%
Europe	24.88%	35.10%	38.84%
Latin America	61.81%	60.97%	63.93%
Total	36.53%	36.82%	37.26%

This schedule provides selected information related to the Company’s ownership interests in consolidated and unconsolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2008	12/31/2009	6/30/2010
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K or 10-Q)	$148,213	224,384	221,386
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non- controlling interests” on the balance sheet of the respective Form 10-K or 10-Q)	(11,460)	(37,277)	(31,934)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	75,817	63,572	65,599
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$212,570	250,679	255,051